Exhibit 99-2

FOR IMMEDIATE RELEASE

NEULION ANNOUNCES DISTRIBUTION OF WARRANTS TO DISH NETWORK®

Plainview, NY January 7, 2010 – NeuLion, Inc. (TSX:NLN) announces that in connection with the execution of the previously announced contract for products and services with DISH Network, LLC, the Company has issued to DISH warrants to acquire up to 2,000,000 common shares of the Company at exercise prices of US$1.50 and US$2.00 per common share. The warrants expire on the earlier of the date that the contract expires and dates ranging from January 4, 2013, 2014 or 2015.

About NeuLion

Based in Plainview, NY, Sanford, Florida and Toronto, Ontario, NeuLion (TSX:NLN) works with content partners to develop end-to-end solutions for multimedia IPTV services. The NeuLion IPTV Platform encodes, delivers, stores and manages an unlimited range of multimedia content and the Operational Support System (OSS) maintains all billing and customer support services. Content partners are responsible for content aggregation and the sales and marketing for the individual IPTV service. The Company ranks as a world leader in customer/partner relationships with sports and international television content partners including, in sports, the NHL, the NFL, NCAA Division I schools and conferences and, in respect to international television aggregators and networks, KyLinTV (Chinese), ABS-CBN (Filipino), Talfazat (Arabic), TV-Desi (South Asian) and Sky Angel (Christian). Customer/partner content can be viewed by way of Internet on PCs and on the television through the Company’s IPTV set top box.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. These statements, in addressing future events and conditions, involve inherent risks and uncertainties, such as the achievement of the anticipated sales under the agreement. Forward-looking statements can by identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-

looking statements. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of the Company’s 2008 annual MD&A and AIF filed on www.sedar.com and Registration Statement on Form 10, as amended, available on www.sec.gov.

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Press Contacts:

Jennifer Powalski

Corporate Communications

516-622-8334

jennifer.powalski@neulion.com

Investor Relations Contact:

G. Scott Paterson

Vice Chairman

416-368-6464

scott.paterson@neulion.com